As filed with the U.S. Securities and Exchange Commission on November 21, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WRAP TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	98-0551945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3480 Main Hwy, Suite 202

Miami, Florida 33133

(800) 583-2652
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scot Cohen

Chief Executive Officer

3480 Main Hwy, Suite 202

Miami, Florida 33133

(800) 583-2652
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Rick A. Werner, Esq.
Alla Digilova, Esq.
Haynes and Boone, LLP
30 Rockefeller Plaza, 26th Floor
New York, New York 10112
Tel. (212) 659-7300
Fax (212) 884-8234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINe.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 21, 2025

Prospectus

WRAP TECHNOLOGIES, INC.

$200,000,000

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS

SUBSCRIPTION RIGHTS

UNITS

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $200,000,000.

We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “WRAP.” On November 20, 2025, the last reported sale price of our common stock was $1.98 per share as reported on Nasdaq. We recommend that you obtain current market quotations for our common stock prior to making an investment decision. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

You should carefully read this prospectus, any prospectus supplement relating to any specific offering of securities, and all information incorporated by reference herein and therein.

Investing in our securities involves a high degree of risk. These risks are discussed in this prospectus under “Risk Factors” beginning on page 7 and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______ __, 2025.

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About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total amount of $200,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

All references in this prospectus to “WRAP,” the “Company,” “we,” “us,” “our,” or similar terms refer to Wrap Technologies, Inc. and its subsidiaries taken as a whole, except where the context otherwise requires or as otherwise indicated.

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Cautionary Statement Regarding Forward Looking Statements

This prospectus and the documents incorporated by reference herein may contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are based upon management’s assumptions, expectations, projections, intentions and beliefs about future events. In some cases, predictive, future-tense or forward-looking words such as “intend,” “plan,” “predict,” “may,” “will,” “project,” “target,” “strategy,” “estimate,” “anticipate,” “believe,” “expect,” “continue,” “potential,” “opportunity,” “forecast,” “should” and similar expressions, whether in the negative or affirmative, that reflect our current views with respect to future events and operational, economic and financial performance are intended to identify such forward-looking statements, but are not the exclusive means of identifying such statements. Such forward-looking statements are only predictions, and actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of risks and uncertainties, including, without limitation, the Company’s ability to successfully implement training programs for the use of its products; the Company’s ability to manufacture and produce its products; the Company’s ability to develop sales for its new products; the acceptance of existing and future products, including the acceptance of the BolaWrap 150, Wrap Reality, WrapTactics, WrapVision, our Body-Worn Camera and our Digital Evidence Management system and our Counter-Unmanned-Aircraft-System; the risk that distributor and customer orders for future deliveries are modified, rescheduled or cancelled in the normal course of business; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solution; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for countries outside of the US; the ability to obtain patents and defend IP against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand; the ability to maintain compliance with the Nasdaq Stock Market’s listing standards; the ability of the Company to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002; and risks resulting from the Company’s status as a smaller reporting company, including that reduced disclosure requirements may make shares of the Company’s common stock less attractive to investors. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are described in this prospectus, including under the section entitled “Risk Factors,” in “Part I, Item 1A. — Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed on March 31, 2025, any updates under the section entitled “Risk Factors,” in “Part II, Item 1A. — Risk Factors” of any applicable Quarterly Report on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K. The Company cautions readers that the forward-looking statements included in, or incorporated by reference into, this prospectus represent our beliefs, expectations, estimates and assumptions only as of the date hereof and are not intended to give any assurance as to future results. New factors emerge from time to time, and it is not possible for us to predict all of these factors. Further, we cannot assess the effect of each such factor on our business or the extent to which any factor, or combination of factors, may cause actual results to be materially different from those contained in any forward-looking statement.

You should read this prospectus, the applicable prospectus supplement and any related free-writing prospectus and the documents incorporated by reference in this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. The forward-looking statements contained or incorporated by reference in this prospectus or any prospectus supplement are expressly qualified in their entirety by this cautionary statement. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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Prospectus Summary

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. Some of the statements in this prospectus and the documents incorporated by reference herein constitute forward-looking statements that involve risks and uncertainties. See information set forth under the section “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

We are a global public safety technology and services company that delivers safe and effective policing solutions to law enforcement and security personnel worldwide. We are leading the movement for safer outcomes by equipping law enforcement with safer, non-painful compliance tools, and immersive training fit for modern society. We began sales of our first public safety product, the BolaWrap 100 remote restraint device, in late 2018. In the first quarter of 2022, we delivered a new generation product, the BolaWrap 150. The BolaWrap 150 is electronically deployed and is more robust, smaller, lighter and simpler to deploy than the BolaWrap 100 that has since been phased out. In late 2020 we added a new solution to our public safety technologies, our virtual reality (“VR”) training platform, Wrap Reality, and in August 2023 we acquired Intrensic, LLC, a Delaware limited liability company (“Intrensic”), which added a Body-Worn Camera (“BWC”) and Digital Evidence Management (“DEM”) solution to our portfolio of policing solutions. Wrap Reality is now sold to law enforcement agencies for simulation training as well as corrections departments for the societal reentry scenarios.

In 2025, we expanded our product portfolio with the launch of WrapTactics, a digital pre-escalation and performance training platform, and WrapVision, a North American-made body-worn camera solution designed to meet federal procurement standards. We also advanced several counter-unmanned-aircraft-system (“C-UAS”) initiatives, including our MERLIN and PAN-DA programs, which apply our tether-deployment technology to non-lethal drone interdiction and defense applications. These developments broaden our reach beyond traditional policing to include defense, homeland security, and other public-safety markets, while maintaining our focus on de-escalation, accountability, and safer outcomes.

Our target market for our product and technology enabled services includes approximately 900,000 full-time sworn law enforcement officers in over 18,000 federal, state, and local law enforcement agencies in the U.S. and over 12 million police officers in more than 100 countries. Additionally, we are exploring opportunities to increase our presence in other adjacent markets, such as military and private security. Our international focus is on countries with the largest police forces. According to 360iResearch, a market research consulting firm, our non-lethal products are part of a global market segment expected to grow to $16.1 billion by 2027.

We focus our efforts on the following products and services:

BolaWrap Remote Restraint Device - a hand-held remote restraint device that discharges a seven and half-foot Kevlar tether to entangle an individual at a range of 10-25 feet. BolaWrap assists law enforcement to safely and effectively control encounters early without resorting to painful use of force options.

Wrap Reality - a law enforcement 3D training system employing immersive computer graphics VR with proprietary software-enabled content. It allows up to two participants to enter a simulated training environment simultaneously, and customized weapons controllers enable trainees to engage in strategic decision making along the force continuum. Wrap Reality has 45 scenarios for law enforcement and corrections and 15 scenarios for societal reentry. Wrap Reality is one of the most robust 3D Virtual Reality solutions on the market for law enforcement and societal reentry today.

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Wrap Intrensic - a Body-Worn Camera and Digital Evidence Management solutions provider. BWC and DEM play crucial roles in capturing, storing, and managing digital evidence, such as video and audio recordings for various purposes, including criminal investigations and maintaining transparency in public interactions. The Wrap Intrensic X2 camera hardware and storage and data management capability, along with awareness of front-line operations, provides customers with a solution to meet their challenges. Wrap Intrensic Evidence on our cloud-based video storage platform provides an unlimited video storage platform that includes video and other evidence uploading, search, retrieval, redaction, and evidence sharing while reducing the need for resources required to manage this evidence.

WrapTactics Digital Training Platform - a subscription-based digital learning and training system that delivers short-form, scenario-based courses focused on pre-escalation tactics, emotional regulation, and post-deployment control techniques. The platform reinforces officer readiness through burst-learning modules and supports recurring-revenue opportunities by integrating with Wrap’s bundled offerings, WrapReady and WrapPlus. WrapTactics includes an exclusive partnership with STORM Training Group, whose evidence-based defensive-tactics curriculum is incorporated into Wrap’s subscription ecosystem to provide post-BolaWrap arrest and control instruction

WrapReality Training Simulator- a fully immersive VR training simulator that provides first responders with realistic, interactive scenarios designed to improve decision-making under pressure. The system continues to expand its content library and complements WrapTactics and BolaWrap deployments.

WrapVision Body-Worn Camera and Evidence Management System - a North American-made, Trade Agreements Act-compliant body-worn camera solution designed for law enforcement, public-safety, and healthcare users. The device integrates LTE, Wi-Fi, Bluetooth, and VPN connectivity for secure live streaming, provides up to twelve hours of operation per charge, and is compatible with leading video-management platforms. WrapVision complements our pre-escalation and accountability initiatives by offering secure domestic data storage and alignment with federal procurement standards.

C-UAS and Drone-Based Solutions - we have expanded into the C-UAS and aerial-interdiction markets through multiple research, development, and demonstration programs including:

● MERLIN Platform - a modular housing system enabling integration of our kinetic cassettes into UAS and UGV platforms for scalable aerial defense.

● Project PAN-DA (Personal Anti-Drone Armament) - a handheld, surface-to-air, quick-reaction C-UAS launcher derived from the BolaWrap 150 platform, providing individual operators with a portable non-lethal defense capability against small drones.

● 1KC Wide Area Kinetic Anti-Drone Cassette - a patent-pending, modular cassette designed for integration with PAN-DA and MERLIN systems to enable wide-area coverage and multiple drone engagements per mission.

In addition to the U.S. law enforcement market, we have shipped our restraint products to 62 countries. We have distribution agreements with 22 international distributors covering 43 countries. We focus significant sales, training and business development efforts to support our distribution network in addition to our internal sales team.

We focus significant resources on research and development innovations and continue to enhance our products and plan to introduce new products. We believe we have established a strong brand and market presence globally and have established significant competitive advantages in our markets.

Implications of Being a Smaller Reporting Company

We are a smaller reporting company as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

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Corporate Information

Wrap Technologies, Inc. is a Delaware corporation. Our corporate headquarters are located at 3480 Main Hwy, Suite 202, Miami, Florida 33133. Our phone number is (800) 583-2652. Our website address is www.wrap.com. Through our website, we will make available, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website is not and shall not be deemed to be a part of this prospectus or incorporated by reference hereto.

The Securities We May Offer

We may offer up to $200,000,000 of common stock, preferred stock, various series of debt securities, warrants, units and/or subscription rights in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

Common Stock

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to receive ratably dividends as may be declared by the board of directors of the Company (the “Board”) out of funds legally available for that purpose. We have never paid cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future but intend to retain our capital resources for reinvestment in our business. So long as any shares of Series A Convertible Preferred Stock, with a stated value of $1,000 (“Series A Preferred Stock”) are outstanding, we are not able to declare or pay any cash dividend or distribution on any of our common stock without the prior written consent of the Required Holders (as defined in the Certificate of Designations of the Series A Preferred Stock (“Series A Certificate of Designations”)). So long as any shares of Series B Convertible Preferred Stock, with a stated value of $1,000 (“Series B Preferred Stock”) are outstanding, we are not able to declare or pay any cash dividend or distribution of any of our common stock. Any future disposition of dividends will be at the discretion of the Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Each election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Other than the election of directors, all matters submitted to a vote of stockholders require the affirmative vote of a majority of the votes cast by the stockholders at the meeting and entitled to vote on the subject matter, voting affirmatively or negatively (excluding abstentions and broker non-votes) to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by our amended and restated certificate of incorporation (“Certificate of Incorporation”), our amended and restated bylaws, as amended (“Bylaws”), the rules or regulations of any stock exchange applicable to us, applicable law or pursuant to any regulation applicable to us or our securities.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Subject to the rights of the holders of our preferred stock, upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board and issued in the future.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. The Board will determine the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without any further vote or action by stockholders. Convertible preferred stock will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory, at the option of the holder, or both and would be at prescribed conversion rates.

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If we sell any series of preferred stock under this prospectus and applicable prospectus supplements, we will fix the rights, preferences, privileges and restrictions of the preferred stock of such series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

For a description of the Series A Preferred Stock and Series B Preferred Stock, see “Description of Capital Stock” on page 9 of this prospectus.

Debt Securities

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into warrant agreements with a bank or trust company that we select to be our warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement related to the particular series of warrants being offered, as well as the warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement or warrant certificate containing the terms of the warrants we are offering before the issuance of the warrants.

Subscription Rights

We may issue subscription rights to purchase shares of our common stock or other securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of such agreement and any supplemental agreements that describe the terms of the subscription rights we are offering before the issuance of such subscription rights.

Units

We may issue units consisting of common stock, preferred stock and/or warrants for the purchase of common stock or preferred stock in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the applicable prospectus supplement related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference reports that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

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Risk Factors

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under Part I, Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K or any updates in our Quarterly Reports on Form 10-Q, which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

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Use of Proceeds

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, product development and manufacturing, sales and marketing and working capital and other general corporate purposes. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion over the allocation of net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. We may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

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Description of Capital Stock

The following description of common stock and preferred stock summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus, but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation and Bylaws and any certificates of designation for our preferred stock. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of preferred stock in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

Our Certificate of Incorporation authorize us to issue 150,000,000 shares of common stock, $0.0001 par value per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share, of which 10,000 are designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”) and 4,500 are designated as Series B Convertible Preferred Stock (“Series B Preferred Stock”).

Common Stock

As of November 20, 2025, there were 51,549,094 shares of common stock outstanding.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Each election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Holders of common stock are entitled to receive proportionately any dividends as may be declared by the Board, subject to any preferential dividend rights of outstanding preferred stock. So long as any shares of Series A Preferred Stock are outstanding, as they are at this time, we are not able to declare or pay any cash dividend or distribution on any of our common stock without the prior written consent of the Required Holders. So long as any shares of Series B Preferred Stock are outstanding, as they are at this time, we are not able to declare or pay any cash dividend or distribution on any of our common stock.

In the event of the Company’s liquidation or dissolution, the holders of our common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any of our outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. No sinking fund provisions are applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All outstanding shares of our common stock are validly authorized and issued, fully paid and nonassessable.

The transfer agent and registrar for our common stock is Colonial Stock Transfer. The transfer agent’s address is 7840 S 700 E Sandy, UT 84070. Our common stock is listed on Nasdaq under the symbol “WRAP.”

Preferred Stock

The Board is authorized to issue 5,000,000 shares of preferred stock without further action by the holders of common stock. The shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by the Board prior to the issuance of any shares thereof.

The Board is authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences, and rights and the qualifications, limitations, or restrictions thereof, of each such series of preferred stock, including without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of preferred stock, and the number of shares constituting such series and the designation thereof, or any of the foregoing.

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Series A Convertible Preferred Stock

As of November 20, 2025, there were 8,207 shares of Series A Preferred Stock outstanding. The following are the principal terms of the Series A Preferred Stock:

Dividends. Holders of Series A Preferred Stock are entitled to dividends of 8% per annum, compounded monthly, which are payable in cash or shares of common stock, or a combination thereof, at the Company’s option in accordance with the terms of the Series A Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Series A Certificate of Designations), the Series A Preferred Stock will accrue dividends at the rate of 20% per annum, compounded monthly.

Voting Rights. The Series A Preferred Stock has no voting rights, except as required by law (including without limitation, the DGCL). To the extent that under the DGCL the vote of holders of Series A Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Required Holders of Series A Preferred Stock, voting together in the aggregate and not in separate series, represented at a duly held meeting at which a quorum is present or by written consent of the Required Holders, voting together in the aggregate and not in separate series (in each instance, except as otherwise may be required under the DGCL), shall constitute the approval of such action by both the class or the series, as applicable.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, each holder of the Series A Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount per share of Series A Preferred Stock equal to the greater of (A) 150% of the stated value of such share of Series A Preferred Stock (plus any applicable make-whole amount, unpaid late charge or other applicable amount) on the date of such payment and (B) the amount per share such holder would receive if such holder converted such Series A Preferred Share into common stock immediately prior to the date of such payment.

Conversion. The Series A Preferred Stock is convertible into shares of common stock (the “Series A Conversion Shares”) at the election of the holder at any time at an initial conversion price of $1.45 (the “Series A Conversion Price”). The Series A Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for common stock, at a price below the then-applicable Series A Conversion Price (subject to certain exceptions).

Mandatory Conversion. If on any day after the issuance of the shares of Series A Preferred Stock the closing price of the common stock exceeds $8.00 per share (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations or other similar events) for 20 consecutive trading days and the daily dollar trading volume of the common stock exceeds $2,000,000 per day during the same period, provided that certain equity conditions described in the Series A Certificate of Designations are satisfied, then the Company shall have the right to require the holder to mandatorily convert all or any portion of the Series A Preferred Stock, including the make-whole amount, the additional amount and any accrued but unpaid late charges, as designated in a Mandatory Conversion Notice on the Mandatory Conversion Date (each as defined in the Series A Certificate of Designations) into fully paid, validly issued and nonassessable shares of common stock at the then-applicable conversion price as of the Mandatory Conversion Date (a “Mandatory Conversion”). If any of the equity conditions shall cease to be satisfied at any time on or after the Mandatory Conversion Date through and including the actual delivery of all of the Conversion Shares to the holders, the Mandatory Conversion shall be deemed withdrawn and void ab initio.

Beneficial Ownership Limitation. The Company may not effect the conversion of any of the shares of Series A Preferred Stock held by a holder (other than Scot Cohen and V4 Global LLC), and such holder does not have the right to convert any of the shares of Series A Preferred Stock held by such holder pursuant to the terms and conditions of the Series A Certificate of Designations. Any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to the Company and such increase or decrease will apply only to the holder providing such notice.

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Series B Convertible Preferred Stock

As of November 20, 2025, there were 4,500 shares of Series B Preferred Stock outstanding. The following are the principal terms of the Series B Preferred Stock:

Dividends. The holders of the Series B Preferred Stock are entitled to dividends when and as declared by the Board of Directors, from time to time, in its sole discretion, in accordance with the terms of the Series B Preferred Stock Certificate of Designations (“Series B Certificate of Designations”).

Voting Rights. The Series B Preferred Stock has no voting rights, except as required by law (including without limitation, the DGCL and as expressly provided in the Series B Certificate of Designations. So long as any shares of Series B Preferred Stock are outstanding, we are not able to (A) alter or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Series B Certificate of Designations, (B) amend our Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the holders, (C) increase the number of authorized shares of Series B Preferred Stock, or (D) enter into any agreement with respect to any of the foregoing without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the each holder of Series B Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company, an amount equal to $1,000, plus any declared, accrued and unpaid dividends thereon, if any, and any other fees or liquidated damages then due and owing thereon under the Series B Certificate of Designations, for each share of Series B Preferred Stock before any distribution or payment shall be made to the holders of any Junior Securities (as defined therein), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders shall be ratably distributed among the holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversion. The Series B Preferred Stock is convertible into shares of common stock (the “Series B Conversion Shares”) at the election of the holder at any time at an initial conversion price of $1.50 (the “Series B Conversion Price”). The Series B Conversion Price is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of common stock, or securities convertible, exercisable or exchangeable for common stock, at a price below the then-applicable Series B Conversion Price (subject to certain exceptions).

Exchange Cap. The Series B Certificate of Designations provide that the Series B Preferred Stock shall not be convertible into shares of common stock in excess of 19.99% of the shares of common stock outstanding as of the Closing Date (as defined in the Series B Certificate of Designations) (the “Issuable Maximum”) except in the event that the Company obtains the stockholder approval for issuances of shares of common stock in excess of the Issuable Maximum (“Stockholder Approval”). Until such approval is obtained, no holder of Series B Preferred Stock will be issued in the aggregate more shares of common stock than such holder’s pro rata share of the Issuable Maximum.

Optional Conversion. The Series B Preferred Stock can be converted at the option of the holder at any time and from time to time after the original issuance date; provided that, shares of Series A Preferred Stock held by a holder who serves as a director, officer or is an employee of the Company shall only be convertible into shares of common stock following receipt of the Stockholder Approval.

Beneficial Ownership Limitation. The Series B Preferred Stock cannot be converted to common stock if the holder and its affiliates would beneficially own more than 4.99% or 9.99% at the election of the holder of the outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to the Company and such increase or decrease will apply only to the holder providing such notice.

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Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Certificate of Incorporation and Bylaws

Preferred Stock

The existence of authorized but unissued shares of preferred stock may enable the Board to render more difficult or to discourage an attempt to gain control of the Company by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the Board were to determine that a takeover proposal is not in the best interests of the Company or stockholders, the Board could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, the Certificate of Incorporation grants the Board broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of the Company.

Stockholder Action; Special Meeting of Stockholders.

The Certificate of Incorporation and Bylaws provide that stockholders may take action only at a duly called annual or special meeting of stockholders and may not take action by written consent. The Certificate of Incorporation and Bylaws further provide that special meetings of the Company’s stockholders may be called by the Chairman of the Board or by the Board, and shall be called by the Chairman of the Board at the request of the holders of not less than a majority of all the outstanding shares of the Corporation entitled to vote at the meeting.

Business Combinations.

Section 203 of the Delaware General Corporation Law, which relate to business combinations with interested stockholders, applies to the Company. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that such person became an interested stockholder, unless either the interested stockholder attained such status with the approval of the Board, the business combination is approved by the Board and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of the Company’s outstanding voting stock in the transaction in which such person became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving the Company and the “interested stockholder” and the sale of more than 10% of the Company’s assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of the Company’s outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Advance Notice Requirements for Stockholder Proposals and Director Nominations.

The Company’s Bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must meet specified procedural requirements. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual or special meeting of stockholders.

Exclusive Forum Charter Provision.

The Certificate of Incorporation and Bylaws require that the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for a stockholder (including a beneficial owner) to bring an action relating to the resolution of any complaint asserting a cause of action arising under the Securities Act, as amended, against any person in connection with any offering of the Company’s securities, including, without limitation and for the avoidance of doubt, any auditor, underwriter, expert, control person, or other defendant. Because the applicability of the exclusive forum provision is limited to the extent permitted by applicable law, the Company does not intend that the exclusive forum provision would apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction, and acknowledge that federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act. The Company notes that there is uncertainty as to whether a court would enforce the provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Although the Company believes this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers.

Directors’ Liability.

The Certificate of Incorporation limits the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the maximum extent permitted by the DGCL and provides that no director will have personal liability to the Company or to its stockholders for monetary damages for breach of fiduciary duty. However, these provisions do not eliminate or limit the liability of any of the Company’s directors:

●	for any breach of the director’s duty of loyalty to the Company or its stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under the DGCL; or

●	for any transaction from which the director derived an improper personal benefit.

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Description of Debt Securities

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

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We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title or designation;
●	the aggregate principal amount and any limit on the amount that may be issued;
●	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;
●	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;
●	the maturity date and the date or dates on which principal will be payable;
●	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;
●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	the terms of the subordination of any series of subordinated debt;
●	the place or places where payments will be payable;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;
●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
●	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;
●	whether we will be restricted from incurring any additional indebtedness;
●	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

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Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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●	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

Under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

●	reducing the principal amount of discount securities payable upon acceleration of maturity;

●	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

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Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	compensate and indemnify the trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

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Description of Warrants

We may issue warrants for the purchase of common stock or preferred stock in one or more series. We may issue warrants independently or together with common stock or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time, the close of business, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act of 1939. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act of 1939 with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

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Description of Subscription Rights

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase shares of our common stock or other securities offered hereby. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. Each series of subscription rights will be issued under a separate subscription rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the subscription rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

●	whether shares of our common stock or other securities will be offered under the stockholder subscription rights;

●	the date of determining the stockholders entitled to the subscription rights distribution;

●	the price, if any, for the subscription rights;

●	the exercise price payable for each security upon the exercise of the subscription rights;

●	the number of subscription rights issued to each stockholder;

●	the number and terms of the securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable and the date, if any, on and after which the rights may be separately transferred;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the conditions to the completion of the offering, if any;

●	terms relating to the withdrawal, termination or cancellation of the subscription rights, if any;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if appropriate, a discussion of material U.S. federal income tax considerations; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

Each subscription right will entitle the holder thereof to purchase for cash the principal amount of shares of common stock or other securities at the exercise price provided in the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or other securities, as applicable, purchasable upon exercise of the subscription rights. If less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any subscription rights we offer will be set forth in the applicable prospectus supplement.

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Description of Units

We may issue units comprised of one or more of the other securities described in this prospectus or any prospectus supplement in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any times before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

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Plan of Distribution

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement or free writing prospectus.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement or free writing prospectus;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

●	The applicable prospectus supplement or free writing prospectus will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

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Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

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Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for listing on Nasdaq, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

Legal Matters

The validity of the securities offered by this prospectus will be passed upon for us by Haynes and Boone, LLP, New York, New York.

Experts

The consolidated financial statements of Wrap Technologies, Inc. as of and for the years ended December 31, 2024 and 2023, incorporated by reference in this registration statement and accompanying prospectus have been audited by HTL International, LLC, an independent registered public accounting firm, as stated in their report (the report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern). Such consolidated financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the SEC Filings portion of the Investor Relations section of our website, which is located at www.wrap.com.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents by Reference” are also available on our website, www.wrap.com.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus

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Incorporation of Documents By Reference

The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We specifically are incorporating by reference the following documents filed with the SEC and any future documents we file with the SEC pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange Act (excluding those portions of any Current Report on Form 8-K that are furnished and not deemed “filed” pursuant to the General Instructions of Form 8-K), in each case, between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	our Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on April 25, 2025;

●	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025, for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025, and for the quarter ended September 30, 2025, filed with the SEC on November 13, 2025;

●	our Current Reports on Form 8-K filed with the SEC on February 11, 2025; February 24, 2025; February 28, 2025; March 14, 2025; June 27, 2025; July 7, 2025; August 18, 2025; August 26, 2025; October 27, 2025; and November 5, 2025.

●	the description of our securities that is included in Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of the registration statement of which this prospectus forms a part, except as so modified or superseded.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Wrap Technologies, Inc.3480 Main Hwy, Suite 202

Miami, Florida 33133

(800) 583-2652

You may also access the documents incorporated by reference in this prospectus through our website at www.wrap.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

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$200,000,000

COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS

SUBSCRIPTION RIGHTS
UNITS

Prospectus

Part II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the common stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, except for the SEC registration fee.

Amount to be Paid
SEC registration fee		$27,620.00
FINRA fee	$	*
Printing fees and expenses	$	*
Transfer agent and registrar fees	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

* The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Our Certificate of Incorporation and Bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. Our Certificate of Incorporation provides that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL; or

●	for any transaction from which the director derived any improper personal benefit.

Our Certificate of Incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL.

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by the DGCL; provided, however, that we may limit the extent of such indemnification by individual contracts with our directors and executive officers; and provided, further, that we are not required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against us or our directors, officers, employees or other agents unless:

●	such indemnification is expressly required to be made by law;

●	the proceeding was authorized by the Board; or

●	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the DGCL.

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Our Bylaws provide that we shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses by any director or executive officer in connection with any such proceeding upon receipt of any undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under Article XI of our Bylaws or otherwise. Notwithstanding the foregoing, unless otherwise determined, no advance shall be made by us if a determination is reasonably and promptly made by the Board by a majority vote of a quorum of directors who were not parties to the proceeding, or if such a quorum is not obtainable, or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Our Bylaws also authorize us to purchase insurance on behalf of any person required or permitted to be indemnified pursuant to our Bylaws.

Section 145(a) of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The DGCL also provides that indemnification under Section 145(d) can only be made upon a determination that indemnification of the present or former director, officer or employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b).

Section 145(g) of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide for eliminating or limiting the personal liability of one of its directors for any monetary damages related to a breach of fiduciary duty as a director, as long as the corporation does not eliminate or limit the liability of a director for acts or omissions which (1) which breached the director’s duty of loyalty to the corporation or its stockholders, (2) which were not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL; or (4) from which the director derived an improper personal benefit.

We have obtained directors’ and officers’ insurance to cover our directors and officers for certain liabilities.

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Item 16. Exhibits.

Exhibit Number	Description
1.1**	Form of Underwriting Agreement.

2.1

Stock Purchase Agreement, dated March 22, 2017, by and between Wrap Technologies, LLC, Petro River Oil Corp., and Megawest Energy Montana Corp (incorporated by reference to Exhibit 2.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 17, 2017).

2.2	Merger Agreement between Wrap Technologies, LLC and Megawest Energy Montana Corp., dated March 30, 2017 (incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on April 17, 2017).

2.3

Asset Purchase Agreement, dated as of February 18, 2025, by and between Wrap Technologies, Inc. and W1 Global, LLC Plan (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2025).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A filed with the Securities and Exchange Commission on May 30, 2017).

4.2	Form of Investor Warrant, dated October 30, 2018 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2018).

4.3	Form of Placement Agent Warrant, dated October 30, 2018 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 5, 2018).

4.4	Form of Investor Warrant, dated June 18, 2019 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2019).

4.5	Form of Offering Agent Warrant, dated June 18, 2019 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2019).

4.6	Form of Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 2, 2020).

4.7	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2023).

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4.8	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2025).

4.9	Form of Series A Warrant Amendment, dated as of June 30, 2025, by and among Wrap Technologies, Inc. and the investors signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on July 7, 2025).

4.10	Form of 2025 Warrant Amendment, dated as of June 30, 2025, by and among Wrap Technologies, Inc. and the investors signatory thereto (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on July 7, 2025).

4.11	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 18, 2025).

4.12*	Form of Senior Indenture.

4.13*	Form of Subordinated Indenture.

4.14**	Form of Senior Debt Securities.

4.15**	Form of Subordinated Debt Securities.

4.16**	Form of Warrant Agreement and Warrant Certificate.

4.17**	Form of Subscription Rights Agreement and Subscription Rights Certificate.

4.18**	Form of Unit Agreement and Unit

4.19**	Form of Certificate of Designations, Rights and Preferences for Preferred Stock

5.1*	Opinion of Haynes and Boone, LLP.

23.1*	Consent of HTL International, LLC.

23.3*	Consent of Haynes and Boone, LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

25.1**	Statement of Trustee Eligibility.

107*	Filing Fee Table.

*	Filed herewith.

**	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10 (a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on November 21, 2025.

Wrap Technologies, Inc.

By:	/s/ Scot Cohen
Name:	Scot Cohen
Title:	Chief Executive Officer

Power of Attorney

Each person whose signature appears below hereby appoints Scot Cohen, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-3, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scot Cohen	Chief Executive Officer	November 21, 2025
Scot Cohen	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Bruce Bernstein	Director	November 21, 2025
Bruce Bernstein

/s/ Marc Savas	Director	November 21, 2025
Marc Savas

/s/ Rajiv Srinivasan	Director	November 21, 2025
Rajiv Srinivasan

/s/ Timothy Szymanski	Director	November 21, 2025
Timothy Szymanski

/s/ John Shulman	Director	November 21, 2025
Timothy Szymanski

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